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                                   EXHIBIT 23


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE




We consent to the incorporation by reference in Registration Statement No. 33-41323 of Hawkins Chemical, Inc. and subsidiaries (the Company) on Form S-8 of our report dated December 12, 1995 appearing in the Annual Report on Form 10-K for the Company for the year ended October 1, 1995.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of the Companies listed in Item 14(a)(2). This financial statement schedule is the responsibility of the Companies' management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
December 26, 1995


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